As filed with the Securities and Exchange Commission on October 24, 2003

Registration No. 333-103886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIGIN ENERGY LIMITED

(Exact Name of Registrant as Specified in Its Charter)

New South Wales, Australia	None	4932
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industry Classification Number)

Level 39, AMP Centre, 50 Bridge Street

Sydney, NSW 2000

Australia

+ 61-2 9220-6400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885

Newark, Delaware 19715

(302) 738-6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Pillsbury Winthrop (International)

Angelique Mentis, Esq.

Level 10, 7 Macquarie Place

Sydney, NSW 2000

Australia

Telephone: +61-2 8214-2200

Approximate date of commencement of proposed sale to the public:

Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

In accordance with the undertakings given by it in its Registration Statement on Form F-3 filed on March 18, 2003 (Registration No. 333-103886), which became effective on July 31, 2003, the Registrant files this amendment to deregister 235,485 ordinary shares that remain unsold by eligible selling shareholders under the Registration Statement following the closing of the Share Sale Facility on October 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign this amendment, in Sydney, State of New South Wales, Australia on October 24, 2003.

ORIGIN ENERGY LIMITED

By:	/S/ GRANT A. KING

	Name:	Grant A. King
	Title:	Managing Director (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, in the capacities indicated on October 24, 2003.

Signature	Title

/S/ GRANT A. KING Grant A. King	Managing Director (principal executive officer)

* Bruce G. Beeren	Executive Director—Commercial (principal financial officer)

* Frank G. Calabria	Principal accounting officer

* H. Kevin McCann	Chairman of Board of Directors

* Trevor Bourne	Director

Colin B. Carter	Director

J. Roland Williams	Director

Helen Nugent	Director

* Puglisi and Associates Authorized Representative in the U.S	Authorized Representative in the U.S

Name:	DONALD J. PUGLISI

Title:	Managing Director

*By:	/S/ GRANT A. KING

Name: Grant A. King
Title: Attorney-in-Fact